Exhibit 99.1

Unaudited pro forma condensed consolidated financial statements

The unaudited pro forma condensed consolidated financial statements of Murphy Oil Corporation have been derived from its historical consolidated financial statements and are being presented to give effect to certain corporate transactions as described below. The unaudited pro forma condensed consolidated balance sheet has been prepared as though the spin-off of Murphy Oil Corporation’s U.S. downstream subsidiary, Murphy Oil USA, Inc. (“Murphy USA”), the special dividend of $2.50 per share payable on December 3, 2012 (for a total dividend of approximately $500 million) and the $1 billion of stock buybacks each occurred on September 30, 2012. The unaudited pro forma condensed consolidated income statements have been prepared as though the separation of Murphy USA occurred on January 1, 2011. The following unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical financial statements and accompanying notes.

The pro forma adjustments are based on available information and assumptions management believes are factually supportable and for income statement purposes recurring in nature. The pro forma adjustments to reflect the separation of Murphy USA include:

•	a special distribution currently estimated at $250 million from Murphy USA to Murphy Oil Corporation in connection with the separation;

•	reclassification of any accounts receivable from and payable to Murphy USA previously eliminated in consolidation as third party accounts receivable and payable;

•	costs incurred with the separation of Murphy USA; and

•	reclassification of interest income and expense that was previously eliminated in consolidation.

In addition to the above listed pro forma adjustments, the unaudited condensed consolidated income statement for the year ended December 31, 2011 includes a column to remove the exploration and production operations in the United Kingdom that became discontinued operations in the third quarter of 2012. These U.K. exploration and production operations are already reflected as discontinued operations in the unaudited pro forma condensed consolidated income statement for the nine months ended September 30, 2012 and the unaudited pro forma condensed consolidated balance sheet at September 30, 2012.

No adjustments have been made for (1) the costs of operating after the separation of Murphy USA, (2) the potentially dilutive impact of changes to stock-based compensation resulting from any future separation or settlement agreements between Murphy Oil Corporation and Murphy USA, (3) the use of proceeds from the special cash distribution currently estimated at $250 million from Murphy USA to Murphy Oil Corporation and (4) any working capital adjustments to be determined after the separation of Murphy USA, because in each case the impact of such item is not factually supportable at this time.

The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only, and do not reflect what our financial position and results of operations would have been had the separation of Murphy USA, the payment of the special dividend and the completion of the maximum $1 billion of stock buybacks occurred on the dates indicated and are not necessarily indicative of our future financial position and future results of operations.

MURPHY OIL CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2012

(Thousands of dollars)

	Historical	Special Dividend and Share Buybacks(1)	Spin Off of Murphy USA(2)	Pro Forma Adjustments		Pro Forma

ASSETS

Current assets
Cash and cash equivalents	$816,694	$—	$(12,604)	$250,000	(3)	$1,054,090
Canadian government securities with maturities greater than 90 days at the date of acquisition	491,604	—	—	—		491,604
Accounts receivable, less allowance for doubtful accounts	1,639,428	—	(540,042)	—		1,099,386
Inventories, at lower of cost or market
Crude oil	249,853	—	(31,377)	—		218,476
Finished products	302,308	—	(152,558)	—		149,750
Materials and supplies	277,037	—	(5,756)	—		271,281
Prepaid expenses	239,444	—	(18,870)	—		220,574
Deferred income taxes	63,547	—	—	—		63,547
Assets held for sale	22,057	—	—	—		22,057

Total current assets	4,101,972	—	(761,207)	250,000		3,590,765
Property, plant and equipment, at cost less accumulated depreciation, depletion and amortization	12,111,918	—	(1,216,026)	—		10,895,892
Goodwill	43,470	—	—	—		43,470
Deferred charges and other assets	145,994	—	(557)	—		145,437
Assets held for sale	186,483	—	—	—		186,483

Total assets	$16,589,837	$—	$(1,977,790)	$250,000		$14,862,047

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Current maturities of long-term debt	$45	$—	$(45)	$—		$—
Accounts payable and accrued liabilities	2,918,657	—	(678,424)	—		2,240,233
Intercompany accounts payable	—	—	(18,436)	18,436	(3)	—
Income taxes payable	255,970	—	(16,917)	—		239,053
Liabilities associated with assets held for sale	49,949	—	—	—		49,949

Total current liabilities	3,224,621	—	(713,822)	18,436		2,529,235
Long-term debt	1,184,580	1,500,000	(1,136)	—		2,683,444
Deferred income taxes	1,379,526	—	(121,176)	—		1,258,350
Asset retirement obligations	613,240	—	(15,156)	—		598,084
Deferred credits and other liabilities	444,025	—	(9,190)	—		434,835
Liabilities associated with assets held for sale	127,087	—	—	—		127,087

Stockholders’ equity
Cumulative Preferred Stock, par $100, authorized 400,000 shares, none issued	—	—	—	—		—
Common Stock, par $1.00, authorized 450,000,000 shares, issued 194,452,935 shares	194,453	—	(1)	1	(4)	194,453
Capital in excess of par value	860,314	—	(273,928)	273,928	(4)	860,314
Retained earnings	8,105,611	(500,000)	(843,381)	(273,929	)(4)	6,719,865
				231,564	(3)
Accumulated other comprehensive income	459,374	—	—	—		459,374
Treasury stock	(2,994)	(1,000,000)	—	—		(1,002,994)

Total stockholders’ equity	9,616,758	(1,500,000)	(1,117,310)	231,564		7,231,012

Total liabilities and stockholders’ equity	$16,589,837	$—	$(1,977,790)	$250,000		$14,862,047

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

MURPHY OIL CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

NINE MONTHS ENDED SEPTEMBER 30, 2012

(Thousands of dollars, except per share amounts)

	Historical	Spin Off of Murphy USA(2)	Pro Forma Adjustments		Pro Forma

Revenues
Total revenues	$21,236,818	$(13,227,050)	$52	(5)	$8,009,820

Costs and Expenses
Crude oil and product purchases	16,813,044	(12,454,149)	—		4,358,895
Operating expenses	1,547,828	(515,198)	—		1,032,630
Exploration expenses, including undeveloped lease amortization	243,714	—	—		243,714
Selling and general expenses	261,287	(64,279)	(2,414	)(6)	194,594
Depreciation, depletion and amortization	972,663	(55,726)	—		916,937
Accretion of asset retirement obligations	29,052	(736)	—		28,316
Interest expense	36,278	(351)	52	(5)	35,979
Interest capitalized	(27,360)	—	—		(27,360)

Total costs and expenses	19,876,506	(13,090,439)	(2,362)		6,783,705

Income from continuing operations before income taxes	1,360,312	(136,611)	2,414		1,226,115
Income tax expense	558,657	(54,493)	845	(6)	505,009

Income from continuing operations	801,655	(82,118)	1,569		721,106
Income from discontinued operations, net of taxes	10,534	—	—		10,534

Net Income	$812,189	$(82,118)	$1,569		$731,640

Income Per Common Share—Basic
Income from continuing operations	$4.13				$3.72
Income from discontinued operations	0.05				0.05

Net income	$4.18				$3.77

Income Per Common Share—Diluted
Income from continuing operations	$4.12				$3.70
Income from discontinued operations	0.05				0.05

Net income	$4.17				$3.75

Average common shares outstanding
Basic	194,126,104				194,126,104
Diluted	194,874,572				194,874,572

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

MURPHY OIL CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2011

(Thousands of dollars, except per share amounts)

	Historical	U.K. Upstream Discontinued Operations	Spin Off of Murphy USA(2)	Pro Forma Adjustments		Pro Forma

Revenues
Total revenues	$27,745,549	$(107,428)	$(17,442,200)	$149	(5)	$10,196,070

Costs and Expenses
Crude oil and product purchases	21,875,297	—	(16,273,701)	—		5,601,596
Operating expenses	1,993,346	(28,455)	(664,184)	—		1,300,707
Exploration expenses, including undeveloped lease amortization	489,862	(516)	—	—		489,346
Selling and general expenses	301,005	(3,485)	(66,401)	—		231,119
Depreciation, depletion and amortization	1,093,406	(13,656)	(68,289)	—		1,011,461
Impairment of properties	368,600	—	—	—		368,600
Accretion of asset retirement obligations	37,701	(2,977)	(877)	—		33,847
Redetermination of Terra Nova working interest	(5,351)	—	—	—		(5,351)
Interest expense	55,831	—	(548)	149	(5)	55,432
Interest capitalized	(15,131)	—	—	—		(15,131)

Total costs and expenses	26,194,566	(49,089)	(17,074,000)	149		9,071,626

Income from continuing operations before income taxes	1,550,983	(58,339)	(368,200)	—		1,124,444
Income tax expense	810,051	(46,878)	(145,590)	—		617,583

Income from continuing operations	740,932	(11,461)	(222,610)	—		506,861
Income from discontinued operations, net of taxes	131,770	11,461	(131,770)	—		11,461

Net Income	$872,702	$—	$(354,380)	$—		$518,322

Income Per Common Share—Basic
Income from continuing operations	$3.83					$2.62
Income from discontinued operations	0.68					0.06

Net income	$4.51					$2.68

Income Per Common Share—Diluted
Income from continuing operations	$3.81					$2.60
Income from discontinued operations	0.68					0.06

Net income	$4.49					$2.66

Average common shares outstanding
Basic	193,409,621					193,409,621
Diluted	194,512,402					194,512,402

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

MURPHY OIL CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

(1)	Reflects the payment of an announced special dividend of $2.50 per share (for a total dividend of approximately $500 million) and the completion of the maximum $1 billion of stock buybacks under the share repurchase program, including the assumed long-term debt financing thereof.

(2)	Contains historical balance sheet and historical income statement amounts for Murphy USA, a wholly owned subsidiary of Murphy Oil Corporation, that are contained within the historical consolidated results of Murphy Oil Corporation. These amounts are shown as an adjustment to reflect the announced plan to spin off Murphy USA as an independent and separately traded company to the stockholders of Murphy Oil Corporation.

(3)	Represents an adjustment to reflect Murphy USA’s special distribution to Murphy Oil Corporation of $250 million prior to the completion of the spin-off and settlement of intercompany balances per the anticipated terms of the separation agreement between Murphy USA and Murphy Oil Corporation.

(4)	Eliminates the effect of the removal of Murphy USA’s Common Stock and Capital in Excess of Par Value from the consolidated Retained Earnings of Murphy Oil Corporation.

(5)	Represents the reclassification of interest income and expense of Murphy USA that was previously eliminated in consolidation as an intercompany transaction of $52 thousand for the nine months ended September 30, 2012 and $149 thousand for the year ended December 31, 2011.

(6)	Represents the reduction of costs incurred by Murphy Oil Corporation related to the separation of Murphy USA. Expenses incurred of $2.4 million for the nine months ended September 30, 2012 primarily consisted of legal, accounting, and consulting fees. This entry also includes the related tax effects for this adjustment. There were no expense adjustments for the year ended December 31, 2011.